Filed Pursuant to Rule 424(b)(3)
Registration No. 333-166556

PROSPECTUS

JONES SODA CO.

3,057,500 Shares of Common Stock underlying Warrants

This prospectus covers the sale and issuance of up to 3,057,500 shares of the common stock of Jones Soda Co. to holders of outstanding warrants, upon exercise of such warrants. The warrants were issued on February 6, 2012 in a registered direct offering. The warrants have an exercise price of $0.70 per share and are exercisable at any time prior to the close of business on August 6, 2017.

To the extent that the warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $2,140,250, based on the exercise price of $0.70 per share. Any warrants that remain unexercised as of August 6, 2017, will be automatically exercised by cashless exercise, in accordance with the terms of the warrants.

The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions, and also upon any distributions to our shareholders, business combinations, sale of substantially all assets and other fundamental transactions. The exercise of the warrants is subject to certain beneficial ownership and other limitations set forth in the warrants.

Our common stock is traded on the OTCQB under the trading symbol “JSDA” and the closing sale price of our common stock on March 18,  2016 was $0.68 per share. The warrants are not traded or listed for trading on any securities market.

Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment. See “Risk Factors” beginning on page 3 of this prospectus and the risk factors described in the documents incorporated by reference into this prospectus. You should carefully read this prospectus, together with the documents incorporated by reference, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 31, 2016.

TABLE OF CONTENTS

About This Prospectus	1
About Jones Soda Co.	2
Risk Factors	2
Special Note Regarding Forward-Looking Statements	2
The Offering	4
Use of Proceeds	5
Dilution	5
Dividend Policy	5
Description of Common Stock	6
Description of Warrants	8
Plan of Distribution	9
Legal Matters	10
Experts	10
Where You Can Find More Information	10
Incorporation by Reference of Certain Documents	11

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (“SEC”). From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

We are responsible for the information contained and incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide information different from that contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or in any jurisdiction in which the offer or solicitation is unlawful.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” are to Jones Soda Co., a Washington corporation, and its wholly-owned subsidiaries.

ABOUT JONES SODA CO.

We develop, produce, market and distribute premium beverages which we sell and distribute primarily in North America through our network of independent distributors and directly to our national and regional retail accounts. We also sell products in select international markets. Our products are sold primarily in grocery stores, convenience and gas stores, “up and down the street” in independent accounts such as delicatessens and sandwich shops, as well as through our national accounts with several large retailers. We refer to our network of independent distributors as our direct store delivery (DSD) channel, and we refer to our national and regional accounts who receive shipments directly from us as our direct to retail (DTR) channel. We do not directly manufacture our products but instead outsource the manufacturing process to third-party contract manufacturers. We also sell various products online, including soda with customized labels, wearables, candy and other items, and we license our trademarks for use on products sold by other manufacturers.

Our company is a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986.  Our principal place of business is located at 66 South Hanford Street, Suite 150, Seattle, Washington 98134. Our telephone number is (206) 624-3357. Our website address is www.jonessoda.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making an investment in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 24, 2016, which is incorporated herein by reference in its entirety, as well as in any applicable prospectus supplement and other documents that we incorporate by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, operating results, financial condition or prospects could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. See also, “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus and in documents that we incorporate by reference into this prospectus. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully execute on our growth strategy and operating plan;
•	our ability to increase revenues and achieve case sales goals;
•	our ability to establish, maintain and grow our distributor channels and retail accounts;
•	the potential markets for our products and our ability to successfully compete in those and our existing markets;
•	our plans to continue to develop new products and create and maintain brand-name recognition;
•	estimates of future growth, sales and inventory levels;
•	estimates of the capacity of our suppliers, manufacturers, distributors and other third parties to perform their respective obligations;
•	predictions regarding future economic conditions and trends;
•	the scope of our intellectual property protection; and
•	our operating and business strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.

Discussions concerning these forward-looking statements can be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated in this prospectus by reference to our most recent Annual Report on Form 10-K, and in applicable prospectus supplements that we may file with the SEC. These statements are based largely on our expectations and projections about future events and trends affecting our business and represent our estimates and assumptions only as of the date of the document containing the applicable statement.

These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. We discuss many of these risks in greater detail in the “Risk Factors” section incorporated in this prospectus by reference to our most recent Annual Report on Form 10-K, and in applicable prospectus supplements that we may file with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE OFFERING

Securities offered by us in this offering	Up to 3,057,500 shares of common stock issuable upon exercise of warrants.

Warrant exercise price	The warrants are exercisable for an initial exercise price of $0.70 per common share, subject to adjustment.

Term of warrants	The warrants are exercisable at any time prior to the close of business on August 6, 2017.

Common stock to be outstanding after this offering	44,372,394 shares of common stock (1).

Use of proceeds	We intend to use proceeds of this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

OTCQB trading symbol	Our common stock is traded on the OTCQB Marketplace under the symbol “JSDA.”

Risk factors

Investing in our common stock involves a high degree of risk and the purchasers of common stock upon exercise of warrants may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)The number of shares of common stock to be outstanding after this offering is based on 41,314,894 shares outstanding as of March 18, 2016, and assumes the exercise in full of all of the warrants. The number of shares of common stock to be outstanding after this offering excludes shares issuable under our equity incentive plans, whether currently outstanding or that may be issued in the future.

USE OF PROCEEDS

To the extent that the 3,057,500 warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $2,140,250, based on the exercise price of $0.70 per share. If any warrants are exercised on a “net share” or cashless basis, we will not receive any cash proceeds from such exercise. Any warrants that remain unexercised as of August 6, 2017, will be automatically exercised by cashless exercise, in accordance with the terms of the warrants. There can be no assurance that we will receive any cash proceeds from the exercise of the warrants.

To the extent we receive cash proceeds from the exercise of warrants, we intend to use such proceeds for working capital and other general corporate purposes. We cannot anticipate the timing or amount of any cash exercises of the warrants, if at all, and accordingly cannot specify with certainty the particular uses of the cash proceeds from this offering.

DILUTION

Purchasers of the shares of common stock upon exercise of the warrants will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of December 31, 2015, was approximately $1,767,000, or approximately $0.05 per share of common stock, based on 41,314,894 shares outstanding as of that date. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our common stock outstanding on that date.

Dilution in net tangible book value per share represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. Without taking into account any other changes in the net tangible book value after December 31, 2015 (other than to give effect to our receipt of the estimated total gross proceeds assuming the cash exercise of all of the warrants to purchase 3,057,500 shares of common stock at an exercise price of $0.70 per share, less our estimated offering expenses), our pro forma net tangible book value as of December 31, 2015 (unaudited), would have been approximately $4,042,000, or approximately $0.09 per share of common stock. This represents an immediate increase of approximately $0.04 in net tangible book value per share to our existing shareholders and an immediate dilution of approximately $0.61 per share to purchasers in this offering. The following table (unaudited) illustrates this per share dilution:

Assumed public offering price per share upon exercise of warrants	$0.70
Net tangible book value per share as of December 31, 2015	0.05
Pro forma net tangible book value per share as of December 31, 2015, after giving effect to this offering	0.09
Increase in pro forma net tangible book value per share attributable to this offering	0.04
Dilution in pro forma net tangible book value per share to purchasers in this offering	$0.61

The above table is based on 41,314,894 shares of our common stock outstanding as of December 31, 2015, as adjusted pro forma for 3,057,500 shares of common stock that may be issued in this offering, and excludes stock option awards under our equity incentive plans, whether currently outstanding or that may be granted in the future. To the extent that any stock options are exercised, new options or other equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to the purchasers.

DIVIDEND POLICY

We have never declared or paid any cash dividends with respect to our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

DESCRIPTION OF COMMON STOCK

We are a Washington corporation. The rights of our shareholders are governed by the Washington Business Corporation Act (the “WBCA”), our articles of incorporation and our bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our articles of incorporation and our bylaws for more complete information.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of March 18, 2016, we had 41,314,984 shares of common stock outstanding. We do not currently have in effect a shareholder rights plan.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the shareholders. Cumulative voting for directors is not permitted. Holders of common stock may receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose, although to the date of this prospectus, no dividends have been declared or paid. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable upon proper exercise of the warrants in accordance with their terms.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following is only a summary of certain provisions of the WBCA, our articles of incorporation and bylaws, and is not a complete discussion. You should read the WBCA and our articles of incorporation and bylaws for more complete information. The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire us and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Shareholder Meetings; Quorum. Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 10% of the votes entitled to be cast on any matter proposed for consideration at such special meeting. Additionally, our president or our board of directors may call special meetings of shareholders. Except as required by law, a quorum at any annual or special meeting of shareholders consists of the presence of at least 33 1/3% of the shares entitled to be cast by each voting group.

Requirements for Advance Notification of Shareholder Nominations. Our bylaws contain advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors.

Washington Anti-Takeover Statute. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;
•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or
•	receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters

Our articles of incorporation provide that, to the fullest extent permitted by the WBCA, a director of our company shall not be personally liable to our company or our shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate loans or distributions, or any transaction from which the director receives personal benefit in money, property or services to which the director is not legally entitled.

Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or who, while a director of our company, is or was serving at our company’s request as a director, officer, partner, trustee, employee or agent of another company or partnership, joint venture, trust or other enterprise, will be indemnified by us against all reasonable expenses incurred by such person in connection therewith. If a director or officer is made a party to a proceeding because he or she was or is a director or officer of our company, such director or officer will be indemnified for any judgment, settlement, penalty, fine or reasonable expenses incurred in such proceeding if:

•	he or she acted in good faith; and
•	he or she reasonably believed:
•	in the case of conduct in the director’s or officer’s official capacity, that the conduct was in our company’s best interests; and
•	in all other cases, the director’s or officer’s conduct was at least not opposed to our company’s best interests.

No director or officer will be indemnified in connection with:

•	a proceeding by or in the right of our company in which he or she was adjudged liable to our company; or
•

any other proceedings charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by such director or officer.

The indemnification provisions contained in our bylaws are intended to be interpreted and applied to provide indemnification to directors and officers of our company to the fullest extent allowed by the WBCA, as amended from time to time, and are not exclusive. We have not entered into any indemnification agreements with any of our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc., located at P.O. Box 1342, Brentwood, NY 11717. Its telephone number is (877) 830-4936

OTCQB Marketplace

Our common stock is traded on the OTCQB Marketplace under the symbol “JSDA.”

DESCRIPTION OF WARRANTS

In this offering, we are offering a maximum of 3,057,500 shares of common stock that may be issued in the future upon exercise of outstanding warrants. The warrants were sold in our registered direct offering that closed on February 7, 2012, pursuant to a securities purchase agreement between each of the purchasers and us. The forms of the securities purchase agreement and warrant have been filed with the SEC and are incorporated by reference as exhibits into our Post-Effective Amendment to Registration Statement on Form S-1 of which this prospectus forms a part. You are encouraged to review the forms of the securities purchase agreement and warrant for a complete description of the terms and conditions applicable to the warrants.

The following is a brief summary of the warrants and is subject in all respects to the provisions contained in such warrants.

Exercisability; Beneficial Ownership Limitation

The warrants will be exercisable for a period of five years, which commenced on August 7, 2012 and expiring at the close of business on August 6, 2017. The warrants may be exercised, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below).

The holder of a warrant does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. This percentage, however, may be raised or lowered to an amount not in excess of 9.99% at the option of the holder upon at least 61 days’ prior written notice from the holder to us.

Exercise Price

The warrants have an exercise price of $0.70 per share. The exercise price of the warrants, and in some cases the number of shares issuable upon exercise of the warrants, will be subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distribution of assets, including cash, stock or other property to our shareholders.

No Fractional Shares

No fractional share of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional share, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance to the holder of the shares of common stock underlying the warrant, the holder may only exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise. In the event that any warrant remains unexercised and outstanding as of the close of business on August 6, 2017, the termination date of the warrant, such warrant automatically will be exercised via cashless exercise.

Transferability

Subject to applicable law, the warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer. The warrants are not publicly traded or listed for trading on any securities exchange or automated quotation system. We act as transfer agent for the warrants.

Purchase Rights, Fundamental Transactions and Change of Control

The form of warrant provides that if we sell or grant any rights to purchase stock, warrants or securities or other property to our shareholders on a pro rata basis, we will provide the holders of the warrants with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrants had been exercised immediately prior to the declaration of such rights. Such purchase rights will be held in abeyance for the benefit of the warrant holder until the holder has exercised the warrant and may be issued by us thereafter to the holder only to the extent that the purchase rights do not result in (i) the holder exceeding the beneficial ownership limitation described above or (ii) the aggregate number of shares of common stock issued and issuable under the securities purchase agreement and warrants exceeding 19.99% of the number of shares of our common stock outstanding on the closing date of the securities purchase agreement. If we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or property, or we sell, lease, license or otherwise dispose of all or substantially all of our assets, or we or another person acquire 50% or more of our outstanding common stock, each, a “Fundamental Transaction,” then following such event, the holders of the warrants would be entitled to receive, upon exercise of the warrants, the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction, subject to certain limitations if our company is the surviving entity in such Fundamental Transaction. Any successor to us or surviving entity must assume the obligations under the warrants. In addition, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity that is not traded on a national securities exchange, the warrant holder has the option, exercisable at any time concurrently with, or within 30 days after, the consummation of such Fundamental Transaction, to require us or a successor to purchase the warrant for an amount of cash equal to the value of the warrant determined in accordance with the Black-Scholes option pricing model.

No Rights as Shareholder

The holders of the warrants will not have any rights or privileges as shareholders with respect to the shares underlying the warrants, until they exercise their warrants.

Waivers and Amendments

The provisions of each warrant may be amended or modified or the provisions thereof waived, only with the written consent of us and the warrant holder.

PLAN OF DISTRIBUTION

The shares of common stock being offered consist solely of 3,057,500 shares that may be issued upon exercise of outstanding warrants. The warrants were sold in our registered direct offering of shares and warrants that closed on February 7, 2012.

We will sell and issue the shares of common stock directly to the applicable warrant holder upon proper exercise in accordance with the terms of the warrants, following delivery to us of a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (other than in the case of a cashless exercise).

We previously engaged Rodman & Renshaw, LLC as our exclusive placement agent pursuant to a placement agent agreement dated January 26, 2012, to solicit offers to purchase the common stock and warrants in connection with our registered direct offering of common stock and warrants. On February 7, 2012, we closed on the offer and sale of shares of common stock and warrants to purchasers in the registered direct offering pursuant to the terms of a securities purchase agreement with the purchasers. The placement agent did not purchase or sell any securities in the registered direct offering. Our engagement with the placement agent terminated by its terms on September 30, 2012.

We paid the placement agent a cash fee equal to eight percent (8%) of the gross proceeds from the sale of the shares of common stock and warrants in the registered direct offering. Our expenses in the registered direct offering, in addition to the aggregate fee of $256,600 to the placement agent, were approximately $173,000, which included legal, accounting and various other fees associated with registering the securities. After deducting the fee due to the placement agent and our offering expenses, the net proceeds from the registered direct offering were approximately $2.8 million (not including any proceeds we might receive upon exercise of the warrants).

We are not obligated to pay the placement agent any additional fee or compensation resulting from any future exercise of the warrants.

We agreed to indemnify the placement agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments that the placement agent may be required to make because of any of those liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profits realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rules 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilizing activity in connection with our securities; and
•

may not bid for or purchase our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The foregoing is a brief summary of the material provisions of the placement agent agreement and securities purchase agreement and does not purport to be a complete statement of their terms and conditions. The placement agent agreement and form of securities purchase agreement have been filed with the SEC and are incorporated by reference as exhibits into our Post-Effective Amendment to Registration Statement on Form S-1 of which this prospectus forms a part.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus issuable upon exercise of the warrants is being passed upon by Cairncross & Hempelmann, P.S., Seattle, Washington.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the two years in the period then ended included in this prospectus have been audited by Peterson Sullivan LLP, an independent registered public accounting firm. Such financial statements have been included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be read and copied at the SEC Public Reference Room, 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1–800–SEC–0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website at www.jonessoda.com, copies of our filings with the SEC, including our annual reports on Form 10–K, quarterly reports on Form 10–Q, proxy statements, and current reports on Form 8–K as well as amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act, together with Section 16 insider beneficial stock ownership reports, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC.

Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than any portion of such filings that are furnished under applicable SEC rules rather than filed under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act):

"	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 24, 2016;
"	our Proxy Statement on Schedule 14A filed with the SEC on March 24, 2016; and
"	our Current Reports on Form 8-K filed with the SEC on January 7, 2016, February 2, 2016, February 18, 2016, and March 3, 2016.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these reports or documents that we incorporate by reference (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing). We will provide these reports or documents, at no cost to the requester, upon written or oral request to Jones Soda Co., 66 South Hanford Street, Suite 150, Seattle, Washington 98134, telephone number (206) 624-3357, Attention: Investor Relations.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.